EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

                                                          Jurisdiction
Name of Direct Subsidiaries                              of Organization
---------------------------                              ---------------

Ontrack Data Recovery, Inc.                                 Minnesota





Name of Indirect Subsidiaries
-----------------------------

(Subsidiaries of Ontrack Data Recovery, Inc.)

Ontrack Data Recovery GmbH                             Republic of Germany

Ontrack Data Recovery Europe, Ltd.                       United Kingdom

Ontrack France Sarl                                          France